UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2019

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☑

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends the Current Report on Form 8-K filed today on August 7, 2019 (the “Original Form 8-K”) to include Item 2.02. - Results of Operations and Financial Condition. No other changes have been made to the Original Form 8-K.

Item 2.02. Results of Operations and Financial Condition.

On August 7, 2019, Sesen Bio, Inc. (the “Company”) disclosed in an updated corporate presentation that it had cash and cash equivalents of $64.9 million as of June 30, 2019.

The information under this Item 2.02, including such Exhibits, shall be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01 – Other Events.

Corporate Presentation

On August 7, 2019, the Company gave an updated corporate presentation at the Canaccord Genuity 39th Annual Growth Conference in Boston, Massachusetts. The Company posted the presentation on its website www.sesenbio.com. A copy of the presentation is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Sesen Bio, Inc. Presentation Made at the Canaccord Genuity 39th Annual Growth Conference on August 7, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 7, 2019

Sesen Bio, Inc.

By:	/s/ Richard F. Fitzgerald
Richard F. Fitzgerald
Chief Financial Officer and Treasurer